Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 2-98466) and Form S-8 (Nos. 333-02011,333-21805, 333-21807, 333-21809, 33-3899, 33-34039
and 33-35283) of Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-58838) of Chevron Canada Finance Limited and Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-56373 and 33-56377) of Chevron Transport Corporation and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90907) of Caltex Petroleum Corporation of our report dated February 10, 1997, relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1996 and 1995 and the related combined statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Chevron Corporation.


/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Dallas, Texas
March 26, 1997

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